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                                                                   Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of EasyLink Services Corporation ("EasyLink Services") of our report dated February 15, 2000 relating to the financial statements of NetMoves Corporation (formerly FaxSav Incorporated) which appears in EasyLink Services' Amendment to its Current Report on Form 8-K/A, filed on April 24, 2000 and to the incorporation by reference in this Registration Statement on Form S-3 of EasyLink Services of our report dated May 4, 2001 relating to the combined financial statements of AT&T EasyLink Services, a fully integrated business of AT&T Corp., which appears in the Current Report on Form 8-K/A of EasyLink Services Corporation, filed on May 9, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 4, 2002